Exhibit 77Q1(e)(1) Eighth Amendment to Investment Advisory Agreement between The Phoenix Edge Series Fund and Phoenix Variable Advisors, Inc. dated May 1, 2006 (pertaining to Phoenix Van Kampen Comstock Series) filed via EDGAR with Post-Effective Amendment No.53 (File No. 33-5033) on April 28, 2006.

Exhibit 77Q1(e)(2) Investment Advisory Agreement between The Phoenix Edge Series Fund and Phoenix Variable Advisors, Inc. dated May 1, 2006 (pertaining to Phoenix-S&P Dynamic Asset Allocation Series: Moderate, Phoenix-S&P Dynamic Asset Allocation Series: Moderate Growth, Phoenix-S&P Dynamic Asset Allocation Series: Growth, and Phoenix-S&P Dynamic Asset Allocation Series: Aggressive Growth) filed via EDGAR with Post-Effective Amendment No. 53 (File No. 33-5033) on April 28, 2006.

Exhibit 77Q1(e)(3) Subadvisory Agreement between The Phoenix Edge Series Fund and Standard & Poor's Investment Advisory Services LLC dated May 1, 2006 (pertaining to Phoenix -S&P Dynamic Asset Allocation Series: Moderate, Phoenix -S&P Dynamic Asset Allocation Series: Moderate Growth, Phoenix -S&P Dynamic Asset Allocation Series: Growth, and Phoenix -S&P Dynamic Asset Allocation Series: Aggressive Growth) filed via EDGAR with Post-Effective Amendment No. 53 (File No. 33-5033) on April 28, 2006.

Exhibit 77Q1(e)(4) Subadvisory Agreement between Phoenix Variable Advisors, Inc. and Morgan Stanley Investment Management Inc. d/b/a Van Kampen dated May 1, 2006 (pertaining to Phoenix-Van Kampen Comstock Series previously known as Phoenix-Engemann Value Equity Series) filed herewith.

Exhibit 77Q1(e)(5) Subadvisory Agreement between The Phoenix Edge Series Fund and Harris Investment Management, Inc. dated June 23, 2006
(pertaining to Phoenix-Capital Growth Series)  filed herewith.